                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement                [_] Confidential, for Use of the
                                                   Commission Only (as Permitted
                                                   by Rule 14a-6(e) (2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Materials Pursuant to (S)240.14a-11(C) or (S) 240.14a-12

                           DSG International Limited
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                            DSG INTERNATIONAL LIMITED



             Notice of Tenth Annual General Meeting of Shareholders
                           To Be Held October 25, 2001


                                                              September 25, 2001



     The Tenth Annual General Meeting of Shareholders of DSG International Limited will be held at Jl. Pancatama Raya Kav. 18, Desa Leuwilimus, Cikande, Serang, Jawa Barat, Indonesia on Thursday, October 25, 2001 at 10:00 a.m. local time, for the following purposes:

     1.   To elect directors for the ensuing year.
     2.   To ratify the appointment of auditors.
     3. To act upon any other matters properly coming before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on September 25, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Any shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote instead of him. If you do not expect to attend in person, please sign and return the enclosed Proxy in the envelope provided which requires no postage if mailed in the United States.

                                   By order of the Board of Directors,


                                   /s/ Johnny Tsui


                                   Johnny Tsui
                                   Secretary

                            DSG INTERNATIONAL LIMITED
                            17th Floor, Watson Centre
                              16-22 Kung Yip Street
                                   Kwai Chung
                                    Hong Kong
                               Tel: 852-2484-4820



                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of DSG International Limited (the "Company") of proxies to be used at the Tenth Annual General Meeting of the Shareholders of the Company to be held on Thursday, October 25, 2001 at 10:00 a.m. local time at Jl. Pancatama Raya Kav. 18, Desa Leuwilimus, Cikande, Serang, Jawa Barat, Indonesia and at any adjournment thereof. The Company was formed on December 31, 1991 and became the holding company of the Company's predecessor DSG Holdings Limited and its subsidiaries.

     This proxy statement and the accompanying form of proxy were mailed to shareholders beginning September 26, 2001.

                               PROXY SOLICITATION

     A form of proxy is enclosed for use at the meeting. Unless contrary instructions are indicated on the proxy, all shares represented by the valid proxies received pursuant to this solicitation will be voted FOR election of the nominees for directors of the Company named in this Proxy Statement and FOR the appointment of the independent accountants and as the proxy holders deem advisable on other matters that may come before the meeting. In the event a shareholder specifies a different choice by means of the proxy, his or her shares will be voted in accordance with the specifications so made. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matters. A proxy may be revoked by a shareholder at any time before it is voted by delivering written notice to the Company at its address listed above, by submitting a subsequently dated proxy or by attending the meeting and voting by ballot.

     The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Proxies may be solicited by directors, officers and regular employees of the Company, who will receive no additional compensation for such solicitation, in person, by telephone or facsimile. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in accordance with the regulations of the Securities and Exchange Commission on sending proxies and proxy material to the beneficial owners of shares held of record by others.

     On September 25, 2001, the record date for the determination of shareholders entitled to vote at the meeting, 6,674,606 Ordinary Shares were outstanding and carry the right to one vote for each such share with respect to each matter to be voted on at the meeting. The approval of a majority of the votes cast is required for the election of directors, the ratification of the appointment of independent accountants and other matters that may be properly brought before the meeting.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company presently consists of eight members, six of whom are officers of the Company. It is intended that nine directors will be elected at the meeting and the directors so elected will serve until the Annual General Meeting of Shareholders in 2002 or until their successors are elected and qualified.

     The Board of Directors expects that all the nominees will be able and willing to serve as directors. If, at the time of the Annual General Meeting on October 25, 2001, any nominee is unable or declines to serve, the proxies may be voted for another person nominated by the present Board of Directors to fill the vacancy or the size of the Board may be reduced.

     The following table sets forth certain biographical information concerning each nominee.

             Name, age and                          Principal occupation
        year elected a director                     and other information
        -----------------------                     ---------------------

Brandon Wang ........................   Mr. Wang founded the Company in Hong
         55       1973                  Kong in 1973 and has been a director and
                                        the Company's Chairman and Chief
                                        Executive Officer since that time. Mr.
                                        Wang is a graduate of St. Francis
                                        Xavier's College in Kowloon, Hong Kong.
                                        Mr. Wang is the beneficial owner of
                                        3,321,680 of the Company's Ordinary
                                        Shares.

Philip Leung ........................   Mr. Leung helped establish the Company
         53       1973                  in 1973 and has served as a director and
                                        Vice President of the Company since that time. Mr. Leung is currently also the Company's Chief Purchasing Officer and oversees and implements the global purchasing and product development of the Company. Mr. Leung holds a diploma of Management Studies from Hong Kong
                                        Polytechnic and an M.B.A. degree from
                                        the University of East Asia, Macau. Mr.
                                        Leung owns 234,000 of the Company's
                                        Ordinary Shares.

Johnny Tsui .........................   Mr. Tsui helped establish the Company in
         60       1973                  1973 and has served as a director and
                                        Vice President of the Company since that time. In September 1995, Mr. Tsui was appointed as Secretary of the Company.
                                        Mr. Tsui has also served as Chief
                                        Operating Officer of the Company's Asian operation since 1991. Mr. Tsui owns
                                        234,000 of the Company's Ordinary
                                        Shares.

             Name, age and                        Principal occupation
        year elected a director                   and other information
        -----------------------                   ---------------------

Patrick Tsang .......................   Mr. Tsang has been a director of the
         55       1980                  Company since 1980, and was appointed a
                                        Vice President in January 1992. Mr.
                                        Tsang was Secretary of the Company from
                                        March 1992 to September 1995. In 1988,
                                        Mr. Tsang started up the Company's
                                        Australian operation. Since July 1993
                                        Mr. Tsang has also served as Chief
                                        Operating Officer of the Company's
                                        European operations. Mr. Tsang has a
                                        Ph.D. in Engineering from the University of London. Mr. Tsang also attended a Management Science course at Imperial
                                        College, London. Mr. Tsang is the
                                        beneficial owner of 122,000 of the
                                        Company's Ordinary Shares.

Terence Leung .......................   Mr. Leung has been the Company's Chief
         55       1991                  Financial and Accounting Officer since
                                        1988. Mr. Leung was appointed a director in 1991 and a Vice President in January
                                        1992. Before joining the Company in
                                        1978, Mr. Leung worked as an accountant
                                        with several major trading corporations
                                        in Hong Kong. Mr. Leung is a certified
                                        public accountant in the United Kingdom
                                        and Hong Kong. Mr. Leung owns 117,000 of the Company's Ordinary Shares.

Peter Chang .........................   Mr. Chang has been the Chief Operating
         55       1991                  Officer of the Company's U.S. operations
                                        since the Company moved its U.S.
                                        headquarters to Atlanta, Georgia in late
                                        1988. Mr. Chang joined the Company in
                                        1984 as Vice President in charge of U.S.
                                        sales and marketing at the time the
                                        Company commenced operations in the
                                        United States, and became a director in
                                        1991 and a Vice President in January
                                        1992. Prior to joining the Company, Mr.
                                        Chang held various engineering and
                                        management positions with major U.S.
                                        airlines, based in New York. Mr. Chang
                                        has a Master's Degree in Operations
                                        Research from Kansas State University.
                                        Mr. Chang owns 124,000 of the Company's
                                        Ordinary Shares.

Owen Price ..........................   Mr. Price became a director in April
         75       1994                  1994. In 1993 Mr. Price retired as the
                                        Managing Director of Dairy Farm
                                        International Holdings Limited which he
                                        joined in 1974. Prior to that time, Mr.
                                        Price had 27 years experience with a
                                        large Australian retailer, Woolworths
                                        Ltd., where he started as an Executive
                                        Trainee and worked his way through to
                                        become Chief Executive in 1971. Mr.
                                        Price has served on a number of retail
                                        councils in different countries and has
                                        been an adviser to the Australian
                                        government on trade matters. Mr. Price
                                        is a director of numerous companies in
                                        the Asia-Pacific region including three
                                        other listed public companies : Dairy
                                        Farm International Holdings Limited,
                                        Cycle And Carriage Limited (alternate
                                        director) and The Hour Glass Limited.
                                        Mr. Price does not own any share of the
                                        Company.

             Name, age and                     Principal occupation
        year elected a director                and other information
        -----------------------                ---------------------

Anil Thadani ........................   Mr. Thadani advises the Company on
         55       1995                  financial matters, corporate strategy
                                        and development, and was a director of
                                        the Company from 1989 until April 1995,
                                        when he resigned as a result of his
                                        interest in the going private
                                        transaction proposed by the Company's
                                        management group. Mr. Thadani was
                                        re-elected to the Board in September
                                        1995. Mr. Thadani is the Chairman of
                                        Schroder Capital Partners (Asia)
                                        Limited, a direct investment company,
                                        which he founded in July 1992 in joint
                                        venture with the Schroders Group of the
                                        United Kingdom. Prior to this, Mr.
                                        Thadani was the Managing Director and a
                                        founding partner of Arral & Partners
                                        Limited, a private investment company
                                        based in Hong Kong. Mr. Thadani is also
                                        a director of Programmed Maintenance
                                        Services Pty. Ltd., ODS System-Pro
                                        Holdings Ltd., Equatorial Reinsurance
                                        (Singapore) Ltd. and Scandia (Asia) Ltd.
                                        Mr. Thadani has a Master's Degree in
                                        Chemical Engineering from the University of Wisconsin, Madison, and an M.B.A.
                                        from the University of California at
                                        Berkeley. Mr. Thadani owns 19,166 of the
                                        Company's Ordinary Shares.

Allister McLeish ....................   Mr. McLeish became a director in October
         61       2000                  2000. He previously served as a
                                        non-executive director in the 1970's of
                                        one of the Company's subsidiaries in
                                        Hong Kong. Mr. McLeish is a Scottish
                                        chartered accountant and a chartered
                                        management accountant who retired from a publicly listed industrial chemicals group, Yule Catto & Co. Plc., where he had held the position of finance director for the past twenty years. Mr.
                                        McLeish has had over forty years'
                                        experience with internationally based
                                        manufacturing companies and has worked
                                        in the U.K. and in several Far Eastern
                                        countries. Mr. McLeish does not own any
                                        share of the Company.

     Brandon Wang is married to Eileen Wang-Tsang, who is Patrick Tsang's sister. Peter Chang is married to Brandon Wang's sister.


Board and Committee Meetings

     The Board of Directors has, as standing Committees, an Executive Committee and an Audit Committee.

     The Executive Committee consists of Brandon Wang, Philip Leung, Johnny Tsui, Patrick Tsang, Terence Leung and Peter Chang. It has authority to take any action, other than appointment of auditors, election and removal of directors and appointment of officers, which can be taken only by the Board of Directors.

     The Audit Committee consists of Owen Price, Anil Thadani and Allister McLeish. The principal functions of the Audit Committee are (i) to recommend the independent auditors to be employed by the Company; (ii) to consult with the independent auditors with regard to the plan of audit; (iii) to review, in consultation with the independent auditors, their audit report or proposed audit report; and (iv) to consult with the independent auditors with regard to the adequacy of the Company's internal accounting controls.


Ownership of Voting Stock by Directors, Officers and Certain Beneficial Owners

     The following table gives data as of December 31, 2000 concerning (i) the beneficial ownership of the Company's Ordinary Shares by all directors and officers as a group as reported by each person, and (ii) the persons known to the Company to be the beneficial owners of more than 10% of the outstanding Ordinary Shares of the Company.

                                                    Total shares               Percentage of
                                                    beneficially               total shares
                                                    owned as of              Outstanding as of
Name of director / beneficial owner              December 31, 2000           December 31, 2000
-----------------------------------              -----------------           -----------------
Brandon Wang ...................................   3,321,680 /(1)/                 49.77%
Directors and Officers as a Group (9 persons) ..   4,171,846 /(1)/                 62.50%

(1) Includes 140,580 Ordinary Shares owned by Brandon Wang's wife, Eileen Wang, as to which he disclaims beneficial ownership.

     As at the date of this proxy statement Brandon Wang and seven other members of Management own more than 50% of the Company's outstanding Ordinary Shares and, acting together, are able to control the election of the Board of Directors, and thus the direction and future operations of the Company, including decisions regarding acquisitions and other business opportunities, the declaration of dividends and the issuance of additional Ordinary Shares and other securities, in each case without the supporting vote of any other shareholder of the Company. In addition, Brandon Wang is controlling shareholder of the Company and thus may be deemed to be a parent of the Company under the rules and regulations of the Securities Act.

Compensation of Directors and Officers

     In 2000 the aggregate remuneration paid by the Company and its subsidiaries to all directors and officers of the Company as a group (9 persons) for services in all capacities was approximately $4,811,663.

Certain Transactions

     The following table sets forth the aggregate amount of loans made by the Company to Brandon Wang, the founder, principal shareholder and Chief Executive Officer of the Company and to a trust of which he is a beneficiary since January 1, 1996:

                                            Balance                                       Balance
                                          at beginning      Loans          Loans          at end
                                           of period       extended        repaid        of period
                                          ------------     --------        ------        ---------
                                                            (dollars in thousands)
Year ended December 31, 2000 ............    $2,811        $10,744         $1,943         $11,612
Year ended December 31, 1999 ............    $3,472        $ 1,879         $2,540         $ 2,811
Year ended December 31, 1998 ............    $  607        $ 3,372         $  507         $ 3,472

     In 2000, 1999 and 1998 the Company advanced $10.7 million, $1.9 million and $3.4 million, respectively, to Brandon Wang, the founder, substantial shareholder and Chief Executive Officer of the Company and to a trust of which he is a beneficiary. These advances were made under a loan and security agreement in which the Company agreed to make loans to Brandon Wang from time to time, subject to any limit on such loans which may be imposed by the Board of Directors. The loans were repayable on demand evidenced by promissory notes bearing interest at a rate equal to 1.5% over the London Inter-Bank Offered Rate (LIBOR) or such other rate that the Board of Directors and the borrower shall agree upon in writing. The rate of interest was reviewed quarterly and adjusted, if necessary. In January 2000, the Company's U.S. subsidiary borrowed amounts under a term loan facility which was used to repay the balance of a loan payable by Brandon Wang to a bank, amounting to $5.3 million. This amount has been aggregated with the receivable from Brandon Wang which amounted to $2.8 million at December 31, 1999. The resulting note payable by Brandon Wang is repayable on demand and carries the same interest terms as those of the existing promissory notes. Brandon Wang is required to provide collateral of shares of the Company held by him, such amount to be not least than 125% of the amount due under the notes. During 2000, 1999 and 1998, Brandon Wang and a trust controlled by him repaid $1.9 million, $2.5 million, and $0.5 million, respectively, to the Company. Interest of $0.5 million, $0.2 million, and $0.1 million was charged on these advances in 2000, 1999 and 1998, respectively. The loans to Brandon Wang are currently being treated as a reduction in shareholders' equity.


                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors of the Company has selected the firm of Deloitte Touche Tohmatsu, independent certified public accountants, as the independent auditors to make an examination of the consolidated financial statements of the Company and its subsidiaries for the 2001 fiscal year, subject to ratification by the shareholders. Deloitte Touche Tohmatsu has acted as auditor for the Company and the Company's predecessor for many years.

     A representative of Deloitte Touche Tohmatsu is expected to be present at the meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. Ratification will require the affirmative vote of a majority of the Ordinary Shares present and voting at the meeting in person or by proxy. The Board of Directors recommends a vote FOR this proposal.

             SUBMISSION OF PROPOSALS FOR 2002 ANNUAL GENERAL MEETING

     All proposals of shareholders which are intended to be presented at the next Annual General Meeting of Shareholders must be received at the Principal Executive Office of the Company, 17th Floor, Watson Centre, 16-22 Kung Yip Street, Kwai Chung, Hong Kong not later than December 31, 2001 for inclusion in the 2002 proxy statement and form of proxy.

                                  OTHER MATTERS

     The Board does not know of any other business which may be presented for consideration at the meeting. If any business not described herein should come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.


                                       By order of the Board of Directors,


                                       /s/ Johnny Tsui


                                       Johnny Tsui
                                       Secretary

Date: September 25, 2001

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                            DSG INTERNATIONAL LIMITED
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       For Annual Meeting October 25, 2001

         Brandon Wang and Johnny Tsui, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned at the Annual General Meeting of Shareholders of DSG International Limited to be held on Thursday, October 25, 2001, and at any adjournment thereof.


       (Continued and to be executed and dated on the reverse side hereof)





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                            . FOLD AND DETACH HERE .

















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

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   Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are     Please mark
indicated, the proxies will have authority to vote FOR the election of directors and FOR Item 2.                your votes as  [X]
                                                                                                                indicated in
                                                                                                                this example



1. ELECTION OF DIRECTORS:      FOR all nominees listed       WITHHOLD AUTHORITY     2.  Ratification of the appointment of Deloitte
                               below (except as marked        to vote for all           Touche Tohmatsu as the Company's independent
                                to the contrary below)        nominees listed           auditors for the current fiscal year:
                                                                                                     FOR    AGAINST   ABSTAIN
                                        [_]                         [_]                              [_]      [_]       [_]


Nominees: 01 Brandon Wang, 02 Philip Leung, 03 Johnny Tsui, 04 Patrick Tsang,       3.  Upon any other matters which might properly
          05 Terence Leung, 06 Peter Chang, 07 Owen Price, 08 Anil Thadani,             come before the meeting.
          09 Allister McLeish.

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above.)


                                                                                   Date:__________________________________, 2001
                                                                           ___
                                                                              |
                                                                              |     --------------------------------------------
                                                                              |           (Shareholder's Signature)

                                                                                    --------------------------------------------
                                                                                          (Shareholder's Signature)


                                                                                    Please sign exactly as your name appears on this
                                                                                    proxy. If signing for estates, trusts or
                                                                                    corporations, title or capacity should be
                                                                                    stated. If shares are held jointly, each holder
                                                                                    should sign.

                          PLEASE DATE, SIGN AND RETURN

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                                               . FOLD AND DETACH HERE .
























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